Exhibit 10.2

F21.219

First Supplemental Agreement to Secured Loan Facility Agreement dated 3 December 2013

Dated: 7 April 2015

(1)	BALTIC TIGER LIMITED BALTIC LION LIMITED (as Borrowers)

(2)	BALTIC TRADING LIMITED (as Guarantor and Pledgor)

(3)	DVB BANK SE and others (as Lenders)

(4)	DVB BANK SE (as Agent)

(5)	DVB BANK SE (as Security Agent)

Contents

		Page

1	Interpretation	2

2	Conditions	3

3	Representations and Warranties	5

4	Amendments to Loan Agreement and Security Documents and Release of the Guarantor	5

5	Confirmation and Undertaking	9

6	Counterparts	9

7	Notices, Law and Jurisdiction	9

Schedule 1	The Lenders The Commitments	10

Schedule 2	Effective Date Confirmation	11

Supplemental Agreement

Dated: 7 April 2015

Between:

(1)	BALTIC TIGER LIMITED ("Baltic Tiger") and BALTIC LION LIMITED ("Baltic Lion"), each a company incorporated according to the law of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960 (together the "Borrowers" and each a "Borrower") jointly and severally; and

(2)	BALTIC TRADING LIMITED, a company incorporated according to the law of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960 (the "Guarantor"); and

(3)	the banks listed in Schedule 1, each acting through its office at the address indicated against its name in Schedule 1 (together the "Lenders" and each a "Lender"); and

(4)	DVB BANK SE, acting as agent and arranger through its office at Platz der Republik 6, D-60325 Frankfurt am Main, Federal Republic of Germany (in that capacity the "Agent"); and

(5)	DVB BANK SE, acting as security agent through its office at Platz der Republik 6, D-60325 Frankfurt am Main, Federal Republic of Germany (in that capacity the "Security Agent").

Supplemental to a secured loan agreement dated 3 December 2013 (the "Loan Agreement") made between the Borrowers, the Lenders, the Agent and the Security Agent on the terms and subject to the conditions of which each of the Lenders agreed to advance to the Borrowers its respective Commitment of an aggregate amount not exceeding forty four million Dollars ($44,000,000).

Whereas:

(A)	The Borrowers have requested:

(1)	pursuant to clause 12.3.21(a) and 12.3.21(b) of the Loan Agreement, the prior written consent of the Agent in order to effect a transfer of the shares and change of ownership in each Borrower from the Guarantor to the New Guarantor (the "Transfer"); and

(2)	the Finance Parties to consent to the release and discharge of the Guarantor from its obligations under the Loan Agreement, the Security Documents and all other Finance Documents to which the Guarantor is a party.

(B)	The Finance Parties are willing to accede to such requests contained in Recital (A) and the Finance Parties and the Borrowers have agreed to amend the Loan Agreement and the Security Documents (as applicable) on the terms and subject to the conditions contained in this Supplemental Agreement pursuant to which the Borrowers would agree to procure the execution of and delivery to the Security Agent of the Additional Security Documents.

(C)	At the date of this Supplemental Agreement, the outstanding amount of the Loan is forty million five hundred and sixty two thousand five hundred Dollars ($40,562,500).

It is agreed that:

1	Interpretation

1.1	In this Supplemental Agreement:

"Additional Security Documents" means this Supplemental Agreement, the New Guarantee, the New Shares Pledges and any other agreement or document which may at any time be executed by any person as additional security for the payment of all or any part of the Indebtedness.

"Effective Date" means the date on which the Agent confirms to the Borrowers in writing substantially in the form set out in Schedule 2 that all of the conditions referred to in Clause 2.1 have been satisfied, which confirmation the Agent shall be under no obligation to give if an Event of Default shall have occurred.

"Finance Parties" means the Agent, the Security Agent and the Lenders.

"New Guarantee" means the guarantee and indemnity to be granted by the New Guarantor in favour of the Security Agent, in such form and containing such terms and conditions as the Security Agent shall require.

"New Guarantor" means Genco Shipping & Trading Limited a corporation incorporated under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and whose principal place of business is at 299 Park Avenue, 12th Floor, New York NY 10171 and/or (where the context permits) any other person who shall at any time during the Facility Period give to the Lenders or to the Security Agent on their behalf a guarantee and/or indemnity for the repayment of all or part of the Indebtedness.

"New Pledgor" means the New Guarantor in its capacity as pledgor under the New Shares Pledges.

"New Shares Pledges" means the pledges over all the issued shares in each Borrower to be granted by the New Pledgor in favour of the Security Agent, in such form and containing such terms and conditions as the Security Agent shall require and "New Shares Pledge" means any one of them.

"Security Parties" means all parties to this Supplemental Agreement other than the Finance Parties and "Security Party" means any one of them.

"Supplemental Agreement" means the agreement herein contained.

1.2	All words and expressions defined in the Loan Agreement shall have the same meaning when used in this Supplemental Agreement unless the context otherwise requires, and clause 1.2 of the Loan Agreement shall apply to the interpretation of this Supplemental Agreement as if it were set out in full.

1.3	The Agent and the Borrower hereby designate this Supplemental Agreement as a Finance Document.

1.4	All obligations, representations, warranties, covenants and undertakings of the Borrowers under or pursuant to this Supplemental Agreement shall, unless otherwise expressly provided, be entered into, made or given by them jointly and severally.

2	Conditions

2.1	The Agent, on behalf of the Finance Parties, confirms its consent to the requests set forth above (including the Transfer) provided that as conditions for the agreement of the Finance Parties to the requests specified in Recital A above and for the effectiveness of Clause 4, the Borrowers shall deliver or cause to be delivered to or to the order of the Agent the following documents and evidence:

2.1.1	a certificate from a duly authorised officer of each Borrower (a) (i) confirming that none of the documents delivered to the Lender pursuant to (as applicable) schedule 2, part I, paragraphs 1(a), 1(c), 1 (e)(f) and 1(h) of the Loan Agreement have been amended or modified in any way since the date of their delivery to the Agent, or (ii) attaching copies, certified by a duly authorised officer of the relevant Borrower as true, complete, accurate and neither amended nor revoked, of any documents delivered to the Agent pursuant to schedule 1, paragraph 1(a) of the Loan Agreement which have been amended or modified and (b) setting out the names of the directors, officers and, in relation to each Borrower, shareholders (after giving effect to the Transfer) and the proportion of shares held by each shareholder;

2.1.2	a certificate from a duly authorised officer of the New Guarantor (a) attaching copies of the constitutional documents of the New Guarantor together with such other evidence as the Agent may reasonably require that the New Guarantor is duly incorporated in its country of incorporation and remains in existence with power to enter into, and perform its obligations under, the Additional Security Documents to which it is to become a party, (b) certifying that each copy document relating to it specified in Clauses 2.1.3 and 2.1.4 (if applicable) is correct, complete and in full force and (c) setting out the names of the directors and officers of the New Guarantor;

2.1.3	a copy, certified by a director or the secretary of the New Guarantor as true, complete and accurate and neither amended nor revoked, of a resolution of its directors (together, where appropriate, with signed waivers of notice of any directors' meetings) approving, and authorising or ratifying the execution of, the Additional Security Documents and any document to be executed by the New Guarantor pursuant to the Additional Security Documents;

2.1.4	if necessary a notarially attested and legalised power of attorney of the New Guarantor under which the Additional Security Documents and any documents required pursuant to the Additional Security Documents are to be executed by the New Guarantor;

2.1.5	a certificate of good standing in respect of each Borrower and the New Guarantor;

2.1.6	a specimen of the signature and a copy of the passport of each person who executes the Additional Security Documents;

2.1.7	the Additional Security Documents, together with all other documents required by any of them;

2.1.8	a legal opinion of the legal advisers to the Agent in each relevant jurisdiction, substantially in the form or forms provided to the Agent prior to signing of this Supplemental Agreement or confirmation satisfactory to the Agent that such an opinion will be given;

2.1.9	evidence that WFW Legal Services Limited present of 15 Appold Street, London EC2A 2HB, England have accepted their appointment as agent for service of process in relation to any proceedings before the English courts in connection with all Additional Security Documents;

2.1.10	such documentation and other evidence as is reasonably requested by the Agent in order for the Lenders to comply with all necessary "know your customer" or similar identification procedures in relation to the transactions contemplated in the Finance Documents;

2.1.11	evidence, satisfactory to the Agent in its sole discretion, that the Guarantor has validly transferred all the shares held in each Borrower to the New Guarantor;

2.1.12	a certified true copy of the Registration Rights Agreement (as defined in the New Guarantee);

2.1.13	evidence of payment to the Agent (for the account of the Lenders) of an amendment fee of $101,406.25; and

2.1.14	a copy of any other consent, licence, approval, authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any of the Additional Security Documents or for the validity and enforceability of the Additional Security Documents.

2.2	The Borrowers undertake to deliver or to cause to be delivered to the Agent on, or as soon as practicable after, the Effective Date, the following additional documents and evidence:-

2.2.1	Evidence that the prescribed particulars of any Additional Security Documents received by the Agent pursuant to Clause 2.1.7 have been delivered to the relevant Registrar of Companies, or other equivalent authorities, or the required UCC financing statements (or documents of similar import), have been registered or filed, within the statutory time limit.

2.2.2               The legal opinions referred to in Clause 2.1.8 duly executed.

2.3	If any of the documents and evidence required by Clause 2.1 have not been delivered to or to the order of the Agent in accordance therewith, the Borrowers undertake to deliver all outstanding documents and evidence to or to the order of the Agent no later than the date specified by the Agent, and delivery on such later date shall not be taken as a waiver of the Agent's right to require production of all the documents and evidence required by Clause 2.1.

2.4	All documents and evidence delivered to the Agent pursuant to this Clause shall:

2.4.1	be in form and substance acceptable to the Agent;

2.4.2	be accompanied, if required by the Agent, by translations into the English language, certified in a manner acceptable to the Agent; and

2.4.3	if required by the Agent, be certified, notarised, legalised or attested in a manner acceptable to the Agent.

3	Representations and Warranties

Each of the representations and warranties contained in clause 11 of the Loan Agreement shall be deemed repeated by each Borrower at the date of this Supplemental Agreement and at the Effective Date, by reference to the facts and circumstances then pertaining, as if references to the Finance Documents included this Supplemental Agreement.

4	Amendments to Loan Agreement and Security Documents and Release of the Guarantor

With effect from the Effective Date:

4.1	the definitions contained in Clause 1.1 (other than the definition of "Effective Date", "Finance Parties" and "Security Parties") of this Supplemental Agreement shall be added to clause 1.1 of the Loan Agreement in alphabetical order;

4.2	the definition of "Change of Control" set forth in clause 1.1 of the Loan Agreement shall be deleted and be replaced as follows:

""Change of Control" means:

(A)	in respect of a New Guarantor, any time during which and for any reason:

(a)	there is a sale, lease or transfer of all or substantially all of the New Guarantor's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); or

(b)                  there is a liquidation or dissolution of the New Guarantor; or

(c)	there is a replacement of a majority of the directors on the board of directors of the New Guarantor over a two-year period from the directors who constituted the board of directors of the New Guarantor at the beginning of such period and such replacement has not been approved by a vote of at least a majority of the board of directors of the New Guarantor then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved; or

(d)	there is a "change of control" or similar event (however described) in any documentation related to any Financial Indebtedness of the New Guarantor or the Group or any member of the Group; or

(e)	any person or group other than one or more of the Permitted Holders that at any time becomes the owner, directly or indirectly, beneficially or of record, of shares representing more than thirty per cent of the outstanding voting or economic equity interests of the New Guarantor; and

(B)	in respect of a Borrower, any time during which and for any reason, the New Guarantor fails to own, directly or indirectly, one hundred per cent of the capital stock or other equity interests of that Borrower.";

4.3	the definition of "Guarantor" set forth in clause 1.1 of the Loan Agreement shall be deleted and be replaced by the definition of "New Guarantor" contained in Clause 1.1 of this Supplemental Agreement in alphabetical order and any references to the Guarantor in the Loan Agreement shall no longer be a reference to Baltic Trading Limited but shall be construed to refer to the New Guarantor;

4.4	the definition of "Leverage" set forth in clause 1.1 of the Loan Agreement shall be deleted and be replaced as follows:

""Leverage" means the aggregate Financial Indebtedness (excluding undrawn working capital lines) of the Group divided by the Value Adjusted Total Assets.";the definition of "Minimum Consolidated Net Worth" set forth in clause 1.1 of the Loan Agreement shall be amended by replacing the figure of "$232,796,091" with "$786,360,204";

4.5	the definition of "Nordea Loan Agreement" set forth in clause 1.1 of the Loan Agreement shall be deleted;

4.6	the definition of "Permitted Holders" set forth in clause 1.1 of the Loan Agreement shall be deleted and be replaced as follows:

""Permitted Holders" means (a) Mr. Peter Georgiopoulos (including his immediate family members and trusts to which he or such family members hold a beneficial interest, (b) any corporation or any other entity directly or indirectly controlled by Mr. Peter Georgiopoulos and (c) any person or group (as defined in Section 13(a)(3) of the Exchange Act) who may at the time of the signing of this Agreement own, directly or indirectly, beneficially or of record, shares representing more than thirty per cent of the voting or economic equity interests of the New Guarantor, any affiliate of any such person, and any member of such group or affiliate of such member.";

4.7	the definition of "Pledgor" set forth in clause 1.1 of the Loan Agreement shall be deleted and be replaced by the definition of "New Pledgor" contained in Clause 1.1 of this Supplemental Agreement in alphabetical order and any references to the Pledgor in the Loan Agreement shall no longer be a reference to Baltic Trading Limited but shall be construed to refer to the New Pledgor;

4.8	the definition of "Security Documents" set forth in clause 1.1 and clause 10.1 of the Loan Agreement shall be construed to include the Additional Security Documents and exclude the Guarantee, the Guarantor's Assignments and the Share Pledges, in each case executed by Baltic Trading Limited;

4.9	the definition of "Security Parties" set forth in clause 1.1 of the Loan Agreement shall be construed to include the New Guarantor and the New Pledgor and exclude the Guarantor and the Pledgor;

4.10	all references in the Loan Agreement (but not in this Supplemental Agreement) to the Guarantee or the Share Pledge shall be construed to refer to the New Guarantee and the New Share Pledge respectively;

4.11	the definition of "Shareholder Rights Agreement" set forth in clause 1.1 of the Loan Agreement shall be deleted and be replaced as follows:

""Shareholder Rights Agreement” means a shareholder rights agreement substantially similar to the shareholder rights agreement entered into as of 11 April 2007 and made between the New Guarantor and Mellon Investor Services LLC, a New Jersey Limited Liability Company as rights agent.";

4.12	the definition of "Subsidiary" set forth in clause 1.1 of the Loan Agreement shall be deleted and be replaced as follows:

""Subsidiary" means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time Provided that for all purposes of this definition Baltic Trading Limited, a Marshall Islands company, and its Subsidiaries shall be excluded as long as the New Guarantor does not own more than 50% of the economic interests in Baltic Trading Limited, a Marshall Islands company.";

4.13	clause 10.14 (b) set forth in the Loan Agreement shall be deleted and be replaced as follows:

"(b)	"Fleet Vessels". The fair market value of a Fleet Vessel (other than a Vessel) shall be determined pursuant to any required methodology pursuant to any contractual obligation addressing the manner in which such Fleet Vessel is to be appraised or valued (or if there is no such other required methodology, in a manner mutually acceptable to the Borrowers and the Agent)."

4.14	Clause 10.13 (Additional Security) of the Loan Agreement shall be amended by adding the following new paragraph to the end thereof:

"In addition to the foregoing, the Borrowers shall at all times maintain cash security in the amount of $500,000 in the aggregate in their Earnings Accounts as additional security for the Loan. Such cash security provided pursuant to the preceding sentence shal be in addition to, and shall not be deemed to have been made pursuant to Clauses 10.13.1 or 10.13.2, nor shall such cash collateral be deemed to be included in any calculation of the first paragraph of this Clause 10.13";

4.15	clause 12.2.1 of the Loan Agreement shall be amended by replacing the words "one million Dollars ($1,000,000)" with "seven hundred and fifty thousand Dollars ($750,000)";

4.16	without prejudice to the obligations of the Borrowers under the Loan Agreement or to the obligations of the other Security Parties (other than the Guarantor and Pledgor) under, or to the validity of, any documents (other than the Guarantee, the Guarantor's Assignments, the Share Pledges and any other Finance Documents to which the Guarantor is a party) which the Security Parties (other than the Guarantor or Pledgor) have executed in favour of the Security Agent pursuant to the Loan Agreement all of which shall remain in full force and effect, the Finance Parties hereby:

i)	release and discharge the Guarantor and Pledgor from all their respective obligations under the Guarantee, Guarantor’s Assignments and the Share Pledges and agree that the Guarantor and Pledgor shall have no further obligations or liabilities (including in respect of indemnities, warranties or representations, none of which shall survive) and shall no longer be bound by any of the provisions under the Loan Agreement, Guarantee, Guarantor’s Assignments, Share Pledges or any other Security Document ; and

ii)	release to the Guarantor and Pledgor all their respective rights, title and interest in and to all the property charged in favour of the Security Agent under the Guarantee, the Guarantor's Assignments and/or the Share Pledges and any other Security Document.

The Finance Parties make and give no representation, warranty or covenant in relation to the property released under and pursuant to this Clause 4.1.6 except that it has not itself charged that property.

All other terms and conditions of the Loan Agreement shall remain unaltered and in full force and effect.

5	Confirmation and Undertaking

5.1	Each of the Borrowers confirms that all of its respective obligations under or pursuant to each of the Security Documents (as defined giving effect to this Supplemental Agreement) to which it is a party remain in full force and effect, despite the amendments to the Loan Agreement made in this Supplemental Agreement, as if all references in any of the Security Documents (as defined giving effect to this Supplemental Agreement) to the Loan Agreement were references to the Loan Agreement as amended and supplemented by this Supplemental Agreement.

5.2	The definition of any term defined in any of the Security Documents shall, to the extent necessary, be modified to reflect the amendments to the Loan Agreement made in or pursuant to this Supplemental Agreement.

6	Counterparts

This Supplemental Agreement may be executed in any number of counterparts each of which shall be original but which shall together constitute the same instrument.

7	Notices, Law and Jurisdiction

The provisions of clauses 18 and 23 of the Loan Agreement shall apply to this Supplemental Agreement as if they were set out in full and as if references to the Loan Agreement were references to this Supplemental Agreement and references to the Borrower were references to the Security Parties.

Schedule 1

The Lenders	The Commitments

DVB BANK SE	$44,000,000

Platz der Republik 6

D-60325 Frankfurt am Main

Federal Republic of Germany

fax no: +44 207 256 4352 marked for the attention of Transaction and Loan Services for the purposes of Clause 18 (Notices) of the Loan Agreement with a copy to

DVB BANK SE

3 Moraitini Street & 1 Palea Leof. Posidonos

Delta Paleo Faliro

175 61 Athens, Greece

Fax: +30 210 455 7420

Email: dbg@dvbbank.com

Schedule 2

Effective Date Confirmation

To:	BALTIC TIGER LIMITED & BALTIC LION LION, each of Trust Company Complex Ajeltake Road Ajeltake Island Majuro Marshall Islands MH 96960

We, DVB BANK SE, refer to the supplemental agreement dated [   ] April 2015 (the "Supplemental Agreement") relating to a secured loan agreement dated 3 December 2013 (the "Loan Agreement") made between you as the Borrower, the banks listed in it as the Lenders, ourselves as the Agent and ourselves as the Security Agent in respect of a loan to you from the Lenders of up to $44,000,000.

We hereby confirm that all conditions precedent referred to in Clause 2.1 of the Supplemental Agreement have been satisfied. In accordance with Clauses 1.1 and 4 of the Supplemental Agreement the Effective Date is the date of this confirmation and the amendments to the Loan Agreement are now effective.

Dated: [       ] 2015

Signed:___________________________________

for and on behalf of
DVB BANK SE

In witness of which the parties to this Supplemental Agreement have executed this Supplemental Agreement as a deed the day and year first before written.

Signed and delivered as	)
a Deed by	)
BALTIC TIGER LIMITED	)
acting by Apostolos Zafolias	) /s/ Apostolos Zafolias
its duly authorised officer	)
in the presence of:	)

Witness signature: /s/ Rocco Sainato
Name: Rocco Sainato
Address:	46 Trinity Pl., 5th Floor
New York, NY 10006

Signed and delivered as	)
a Deed by	)
BALTIC LION LIMITED	)
acting by Apostolos Zafolias	) /s/ Apostolos Zafolias
its duly authorised officer	)
in the presence of:	)

Witness signature: /s/ Rocco Sainato
Name: Rocco Sainato
Address:	46 Trinity Pl., 5th Floor
New York, NY 10006

Signed and delivered as	)
a Deed by	)
BALTIC TRADING LIMITED	)
acting by John C. Wobensmith	) /s/ John C. Wobensmith
its duly authorised officer	)
in the presence of:	)

Witness signature: /s/ Rocco Sainato
Name: Rocco Sainato
Address:	46 Trinity Pl., 5th Floor
New York, NY 10006

Signed and delivered as	)
a Deed by	)
DVB BANK SE (as a Lender)	) /s/ Pinelopi Karamadouki
acting by Pinelopi Karamadouki	)
its duly authorised attorney-in-fact	)
in the presence of: Maria Chronis	)

Witness signature: /s/ Maria Chronis
Name: Stephenson Harwood LLP
Address:	Ariston Building
2 Filellinon Str. & Akti Miaouli
Piraeus 185 36

Signed and delivered as	)
a Deed by	)
DVB BANK SE (as Agent)	) /s/ Pinelopi Karamadouki
acting by Pinelopi Karamadouki	)
its duly authorised attorney-in-fact	)
in the presence of: Maria Chronis	)

Witness signature: /s/ Maria Chronis
Name: Stephenson Harwood LLP
Address:	Ariston Building
2 Filellinon Str. & Akti Miaouli
Piraeus 185 36

Signed and delivered as	)
a Deed by	)
DVB BANK SE (as Security Agent)	) /s/ Pinelopi Karamadouki
acting by Pinelopi Karamadouki	)
its duly authorised attorney-in-fact	)
in the presence of: Maria Chronis	)

Witness signature: /s/ Maria Chronis
Name: Stephenson Harwood LLP
Address:	Ariston Building
2 Filellinon Str. & Akti Miaouli
Piraeus 185 36